PART I - EXHIBIT 11
BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF NET INCOME PER COMMON SHARE
(In thousands, except share data)
(Unaudited)
                                     Three Months             Six Months
                                     Ended June 30,          Ended June 30,
                                 ----------------------  ----------------------
                                    1996        1995        1996        1995
                                 ----------  ----------  ----------  ----------
Primary:
   Net income                    $   10,621  $    9,680  $   24,034  $   21,366
                                 ==========  ==========  ==========  ==========

Shares:
   Weighted average common
      shares outstanding         19,241,799  18,945,971  19,241,150  18,945,329
   Dilutive effect of stock
      options                       334,795     477,406     303,077     492,931
                                 ----------  ----------  ----------  ----------
   Average common shares
      outstanding as adjusted    19,576,594  19,423,377  19,544,227  19,438,260
                                 ==========  ==========  ==========  ==========

Primary net income per
   common share                  $      .54  $      .50  $     1.23  $     1.10
                                 ==========  ==========  ==========  ==========

Assuming Full Dilution:
   Net income                    $   10,621  $    9,680  $   24,034  $   21,366
                                 ==========  ==========  ==========  ==========

Shares:
   Average common shares as
      adjusted for primary
      computation                19,576,594  19,423,377  19,544,227  19,438,260
   Additional dilutive effect
      of stock options                           16,074      18,167         495
                                 ----------  ----------  ----------  ----------
   Average common shares
      outstanding as adjusted    19,576,594  19,439,451  19,562,394  19,438,755
                                 ==========  ==========  ==========  ==========

Net income per common share
   assuming full dilution        $      .54  $      .50  $     1.23  $     1.10
                                 ==========  ==========  ==========  ==========
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